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                                   Exhibit 11


                        PAULA FINANCIAL AND SUBSIDIARIES
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                      (In thousands, except per share data)

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

                                                         THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                              JUNE 30,                           JUNE 30,
                                                       2000             1999              2000             1999
                                                   -------------    --------------    -------------    --------------
Net income (loss)                                        ($521)              $845          ($1,554)           $2,124
                                                   =============    ==============    ==============    =============

Weighted average shares outstanding for
      calculating basic earnings per share            5,532,445         5,923,846         5,584,282        5,926,406

Options                                                       -             3,678                 -            5,897
                                                   -------------    --------------    -------------    --------------

Total shares for calculating diluted earnings
      per share                                       5,532,445         5,927,524         5,584,282        5,932,303
                                                   =============    ==============    ==============    =============

Basic earnings (loss) per share                         ($0.09)             $0.14           ($0.28)            $0.36
                                                   =============    ==============    ==============    =============

Diluted earnings (loss) per share                       ($0.09)             $0.14           ($0.28)            $0.36
                                                   =============    ==============    ==============    =============
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